Exhibit 10.13
STOCK OPTION CANCELLATION AGREEMENT
          THIS STOCK OPTION CANCELLATION AGREEMENT (the “Agreement”) is made and entered into as of June 23, 2009 (the “Effective Date”), by and between Charles S. Exon (the “Optionee”) and Quiksilver, Inc., a Delaware corporation (the “Corporation”).
WITNESSETH:
          WHEREAS, the Corporation has previously granted to Optionee stock options to purchase shares of the Corporation’s common stock pursuant to the Quiksilver 2000 Stock Incentive Plan (As Amended and Restated through February 5, 2009) (the “2000 Plan”) and/or the Quiksilver, Inc. 1996 Stock Option Plan (the “Options”); and
          WHEREAS, the Optionee believes it to be in the Optionee’s best interest as an officer of the Corporation and in the best interest of the Corporation and its shareholders to surrender and cancel certain outstanding Options that the Optionee presently holds and are identified on Exhibit A hereto (the “Exhibit A Options”), so that additional shares become available under the 2000 Plan which the Corporation may use for future stock option grants to Corporation personnel in order to recruit, retain and motivate such personnel; and
          WHEREAS, the Optionee desires to surrender the Exhibit A Options for cancellation without receiving any cash, stock options or other consideration and without any expectation to receive, and without imposing any obligation on the Corporation to pay or grant, any cash, stock options or other consideration presently or in the future in regard to the cancellation of such Exhibit A Options; and
          WHEREAS, the Corporation is relying upon the Optionee’s surrender and cancellation of the Exhibit A Options in making determinations about the future grant of stock options pursuant to the 2000 Plan and otherwise in regard to the administration of the 2000 Plan.
          NOW, THEREFORE, the Optionee and the Corporation hereby agree as follows:
     1. Surrender and Cancellation of Options. The Optionee hereby surrenders the Exhibit A Options, and the Corporation hereby accepts such surrender and cancellation, effective as of the Effective Date.
     2. No Expectations or Obligations. The Optionee and the Corporation acknowledge and agree that the surrender and cancellation of the Exhibit A Options described herein shall be without any expectation of the Optionee to receive, and without imposing any obligation on the Corporation to pay or grant, any cash, stock options or other consideration presently or in the future in regard to the cancellation of such Exhibit A Options.
     3. Reliance. The Optionee acknowledges and agrees that the Corporation is relying on the provisions of Sections 1 and 2 herein in connection with the administration of the 2000 Plan including, without limitation, determinations regarding the nature of future grants thereunder.

     4. Successor and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee and the Optionee’s successor and assigns.
     5. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to the State’s conflict-of-laws rules.
     6. Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on each of the parties hereto, notwithstanding that both of the parties did not sign the original or the same counterparts.
     7. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.
     8. Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.
     9. Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understanding and communications of the parities, whether oral or written, with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

QUIKSILVER, INC.

By:

Title:

OPTIONEE

By: Charles S. Exon

Address:

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EXHIBIT A
Name of Optionee: Charles S. Exon

		Number of Shares	Per Share
Plan Name	Date of Grant	Subject to Option	Exercise Price
2000 Stock Incentive Plan	5/3/2004	20,000	$11.13
2000 Stock Incentive Plan	1/25/2005	150,000	$14.31
2000 Stock Incentive Plan	12/27/2005	40,000	$13.77
2000 Stock Incentive Plan	12/20/2006	32,000	$15.55
Totals		242,000

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